SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 19, 2001


                         EINSTEIN/NOAH BAGEL CORP.
                         -------------------------
           (Exact name of registrant as specified in its charter)


Delaware                         0-21097                        84-1294908
--------------------------------------------------------------------------
(State or other                (Commission                  (IRS Employer
jurisdiction of                 File No.)              Identification No.)
incorporation)


                1687 Cole Boulevard, Golden, Colorado 80401
                -------------------------------------------
                  (Address of principal executive offices)


                               (303) 568-8000
                               --------------
            (Registrant's telephone number, including area code)


                               Not applicable
       (Former name or former address, if changes since last report)



Item 2.  Acquisition or Disposition of Assets.

         On June 19, 2001, Einstein/Noah Bagel Corp. (the "Company") announced that it had completed the sale of substantially all of the assets of the Company and its majority-owned subsidiary, Einstein/Noah Bagel Partners, L.P. to Einstein Acquisition Corp., an affiliate of New World Coffee - Manhattan Bagel, Inc., for approximately $160 million in cash and the assumption of approximately $30 million in liabilities. A copy of the press release announcing the completion of the sale is filed as an exhibit to this Form 8-K.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         Ex. No.           Description
         -------           -----------

         99.1 Press Release, dated June 19, 2001, announcing the completion of the Company's asset sale.


                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 25, 2001


                                          EINSTEIN/NOAH BAGEL CORP.



                                          By:  /s/ Paul A. Strasen
                                               ------------------------------
                                               Paul A. Strasen
                                               Senior Vice President



Exhibit Index

         Ex. No.           Description
         -------           -----------

         99.1 Press Release, dated June 19, 2001, announcing the completion of the Company's asset sale.



                                                               Exhibit 99.1



                         EINSTEIN/NOAH BAGEL CORP.
                          ANNOUNCES SALE OF ASSETS

         Golden, Colorado, June 19, 2001 - Einstein/Noah Bagel Corp. announced today it has completed the sale of substantially all the assets of the Company and its majority owned subsidiary, Einstein/Noah Bagel Partners, L.P. to Einstein Acquisition Corp., an affiliate of New World Coffee - Manhattan Bagel, Inc. ("New World"), for approximately $160 million in cash and the assumption of up to $30 million in liabilities. New World was the successful bidder in an auction that was conducted on June 1, 2001 in the U.S. Bankruptcy Court in Phoenix, Arizona.